Exhibit 2.2


                  AMENDED BUSINESS COMBINATION AGREEMENT

       This agreement is entered into this 6th day of September, 2002, between BENCHMARK TECHNOLOGY CORPORATION, a Nevada corporation, (herein, "Company") and INTERNATIONAL GLASS PROTECTION, INC., a Nevada corporation, (herein, "IGP")
and IGP SHAREHOLDERS, (herein, "Seller").   The Company, IGP and Seller desire
to enter into a business combination transaction whereby the Company will issue shares to Seller in exchange for all of the issued and outstanding IGP shares owned by Seller.

       For good and valuable consideration, receipt of which is acknowledged the parties agree, represent and warrant the following:

                               Agreement

A.        Exchange of  Shares.    The Company and Seller agree to exchange
shares whereby the Company will acquire all of Seller's stock of IGP which represents One Hundred (100%) percent of the shares of the issued and outstanding capital stock of IGP. The Company will issue Company shares to
Seller in exchange for all IGP shares.   The Company will acquire the Seller's
shares and issue to Seller a total of Eleven Million (11,000,000) shares of Company common stock to each Seller on a one share of IGP for one and a fractional share (1:1.0418639) of Company stock as set forth on the signature page. The shares will be issued from the Company's treasury pursuant to the securities transaction exemption afforded by Section 4(2) of the Securities Act of 1933 and appropriate state securities laws. The shares will be restricted securities bearing the Company's standard restrictive legend as set forth in Exhibit "A ".

B. Representations, Warranties and Covenants of the Company: The Company represents and warrants to Seller as of the date hereof and as of the Closing
Date:

       SECTION 1. Enforceability of Agreement Against the Company. The Company has all necessary power and authority to enter into this Agreement to which it is a party, to carry out the obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligations of the Company enforceable against it in accordance with the respective terms.

       SECTION 2. Shares. The shares when issued will be free and clear of all liens, charges, demands or adverse claims or other restrictions on the exercise of any of the attributes of ownership. There are no contracts, arrangements, commitments or restrictions relating to the issuance, sale, transfer or purchase or obtaining of shares or other ownership interests in the Shares, except for this Agreement and applicable federal and state securities laws.

       SECTION 3. Incorporation, Authority and Qualification of The Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Company has all necessary corporate power and authority to carry on the business now being conducted by it. The Company is duly qualified to do business, and is in good standing, in each jurisdiction, if any, where the character of its properties owned, operated or leased or the nature of its activities makes such qualification
necessary.  The Company is authorized to issue     20,000,000 common shares,
par value $0.001 per share.  The company has approximately 2,940,000 common
shares issued and outstanding.   The Company is authorized to issue 5,000,000
preferred shares, par value $0.001 per share. No preferred shares are issued. There are no outstanding options, warrants, rights or otherwise, other than those disclosed in the financial statements and exhibits.

       SECTION 4. No Conflict. The execution and delivery by the Company of this Agreement and each Related Document to which the Company are parties have been obtained and all filings and notifications required by law, agreement or otherwise have been made, the performance by the Company of this Agreement and each Related Document to which they are parties will not:

       (a) Violate or conflict with any term or provision of the articles or certificate of incorporation (or other charter documents) of the Company;

       (b) Conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Company;

       (c) Conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on any of the assets pursuant to, any assigned contract or any licenses;

       (d) Without limiting the generality of the foregoing, result in the termination, denial or impairment of any material contract, arrangement or benefit granted with respect to the Company's business, or require the payment of any fees, taxes or assessments, pursuant to any federal, state or local program relating to minority-owned businesses.

       SECTION 5. Consents, Approvals and Notifications. The execution and delivery by the Company of this Agreement and each Related Document to which it is a party does not, and the performance by it of this Agreement and such Related Documents will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or any other Person.

       SECTION 6.   Financial Statements.

             6.1 The Company has furnished to IGP copies of (a) audited balance sheets of the Company and audited statements of income, changes in shareholders' equity and statements of cash flow for the periods ending December 31, 2001, together with the reports and notes thereon, independent certified public accountants (collectively, the "Audited Financial Statements", Exhibit "B").

             6.2 The Audited Financial Statements (a) have been prepared in conformity with GAAP applied on a consistent basis from year to year (except as noted otherwise therein); and are true and correct and present fairly in all material respects the financial condition of the Company and the results of operations and changes in cash flow of the Company for the periods to which each relates.

             6.3 To the knowledge of the Company, the Interim Financial Statements, if prepared, (a) have been prepared in conformity with GAAP applied on a consistent basis from year to year (except as noted otherwise therein), subject to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes (which, if presented, would not differ materially from those included in the Audited Financial Statements), and are true and correct and present fairly in all material respects the financial condition of the Company and the results of operations and changes in cash flow of the Company for the periods to which each relates.

       SECTION 7. Litigation. There is no claim, action, investigation, arbitration or proceeding pending or, threatened against the Company, or against or relating to any of the assets or the ability of it to perform its obligations hereunder, before any arbitrator, judge, court or governmental authority, except as set forth in the Company's financial statements, or Exhibits. The Company is not subject to any order, writ judgment, injunction, decree, determination or award of any arbitrator, judge, court or governmental authority.

       SECTION 8. Contracts and Intellectual Property. To the extent applicable, Exhibit "C" contains an accurate and complete list of all written agreements, contracts and Intellectual Property on the date of this Agreement to which the Company is a party in connection with the business operations or by which any of its properties or assets relating to the operation are bound. There are no contracts in formation or which are capable of subsequent formation as a result of future satisfied conditions. The Company has made available to IGP true and complete copies of the contracts (including any amendments or modifications thereto). The Company owns all right, title, claim and interest in and to any license, patent, trademark, service mark, trade name or copyright held, owned or licensed by its and used or held for use in connection with the operation of its business.

       SECTION 9. Environmental Matters. The Company has not used any property, real or personal to generate, manufacture, refine, transport, treat, store, handle, or dispose of any hazardous substances except in accordance with all applicable federal and state environmental laws.

       SECTION 10. Taxes. To the best knowledge of the Company, it has filed all federal income tax returns and all other federal, state, county, local or city tax returns which are required to be filed, including, but not limited to, income and employee withholding taxes, and it has paid or caused to be paid all taxes shown on said returns or on any tax assessment received by it to the extent that such taxes have become due, or has set aside on its books reserves (segregated to the extent required by sound accounting practice) reasonably deemed by it to be adequate with respect thereto.

       SECTION 11. Undisclosed Liabilities. To the best knowledge of management, the Company does not have any liabilities or obligations of any nature that would be required by GAAP to be reflected in the Financial Statements (subject, in the case of unaudited statements, to normal year-end audit adjustments), except: (a) such liabilities and obligations which are reflected in the Financial Statements, or (b) such liabilities or obligations which were incurred in the ordinary course of business for normal trade or business obligations and are not individually or in the aggregate in excess of $1,000 and are related to this Business Combination transaction.

       SECTION 12. Compliance with Laws. Except as individually or in the aggregate would not have a Material Adverse Effect, and to the best knowledge of management, the Company has complied in all respects with all laws of all Governmental Authorities (including all tariff and reporting requirements) with respect to its business operations.

       B. Representations, Warranties Covenants of Seller and IGP: IGP and Seller represent and warrant to the Company as of the date hereof and as of the Closing Date:

       SECTION 1. Enforceability of Agreement Against the Seller and IGP. IGP and Seller have all necessary power and authority to enter into this Agreement to which each is a party, to carry out the obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligations of the Seller and IGP enforceable against it in accordance with the respective terms.

       SECTION 2. Shares and Shareholders. Seller's shares have been validly issued and are free and clear of all liens, charges, demands or adverse claims or other restrictions on the exercise of any of the attributes of ownership. There are no contracts, arrangements, commitments or restrictions relating to the issuance, sale, transfer or purchase or obtaining of shares or other ownership interests in the Shares.

       SECTION 3. Incorporation, Authority and Qualification of IGP. IGP is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. IGP has all necessary corporate power and authority to carry on the business now being conducted by it. IGP is duly qualified to do business, and is in good standing, in each jurisdiction, if any, where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary. IGP is authorized to issue 75,000,000 common shares, par value $0.001 per share. The company has 10,558,000 common shares issued and outstanding. No other classes of stock are authorized or issued. There are no outstanding options, warrants, rights or otherwise, other than those disclosed in the financial statements.

       SECTION 4. No Conflict. The execution and delivery by Seller and IGP of this Agreement and each Related Document to which the each is a party have been obtained and all filings and notifications required by law, agreement or otherwise have been made, the performance by the Seller and IGP of this Agreement and each Related Document to which each is a party will not:

       (1) Violate or conflict with any term or provision of the articles or certificate of incorporation (or other charter documents) of IGP;

       (2) Conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to IGP or Seller;

       (3) Conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on any of the assets pursuant to, any assigned contract or any licenses;

       (4) Without limiting the generality of the foregoing, result in the termination, denial or impairment of any material contract, arrangement or benefit granted with respect to IGP or Seller's business, or require the payment of any fees, taxes or assessments, pursuant to any federal, state or local program relating to minority-owned businesses.

       SECTION 5. Consents, Approvals and Notifications. The execution and delivery by the Seller and IGP of this Agreement and each Related Document to which each is a party does not, and the performance by it of this Agreement and such Related Documents will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or any other Person.

       SECTION 6.   Financial Statements.

             6.1 IGP has furnished to the Company copies of (a) audited balance sheets of the Company and audited statements of income, changes in shareholders' equity and statements of cash flow for the periods ending December 31, 2001, together with the reports and notes thereon, independent certified public accountants (collectively, the "Audited Financial Statements", Exhibit "D").

             6.2 The Audited Financial Statements (a) have been prepared in conformity with GAAP applied on a consistent basis from year to year (except as noted otherwise therein); and are true and correct and present fairly in all material respects the financial condition of IGP and the results of operations and changes in cash flow of IGP for the periods to which each relates.

             6.3 To the knowledge of the Seller and IGP, the Interim Financial Statements, if prepared, (a) have been prepared in conformity with GAAP applied on a consistent basis from year to year (except as noted otherwise therein), subject to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes (which, if presented, would not differ materially from those included in the Audited Financial Statements), and are true and correct and present fairly in all material respects the financial condition of the Company and the results of operations and changes in cash flow of IGP for the periods to which each relates.

       SECTION 7. Litigation. There is no claim, action, investigation, asset defect or encumbrance, arbitration, proceeding, pending or, threatened against IGP or known to management, or against or relating to any of the assets or the Company's ability of it to perform its obligations hereunder, before any arbitrator, judge, court or governmental authority, except as set forth in the IGP financial statements, or Exhibits. IGP is not subject to any order, writ judgment, injunction, decree, determination or award of any arbitrator, judge, court or governmental authority.

       SECTION 8. Contracts and Intellectual Property. To the extent applicable, Exhibit "C" contains an accurate and complete list of all written agreements, contracts and Intellectual Property on the date of this Agreement to which the Company is a party in connection with the business operations or by which any of its properties or assets relating to the operation are bound. There are no contracts in formation or which are capable of subsequent formation as a result of future satisfied conditions. The Company has made available to IGP true and complete copies of the contracts (including any amendments or modifications thereto). The Company owns all right, title, claim and interest in and to any license, patent, trademark, service mark, trade name or copyright held, owned or licensed by its and used or held for use in connection with the operation of its business.

       SECTION 9. Environmental Matters. The Company has not used any property, real or personal to generate, manufacture, refine, transport, treat, store, handle, or dispose of any hazardous substances except in accordance with all applicable federal and state environmental laws.

       SECTION 10. Taxes. To the best knowledge of the Company, it has filed all federal income tax returns and all other federal, state, county, local or city tax returns which are required to be filed, including, but not limited to, income and employee withholding taxes, and it has paid or caused to be paid all taxes shown on said returns or on any tax assessment received by it to the extent that such taxes have become due, or has set aside on its books reserves (segregated to the extent required by sound accounting practice) reasonably deemed by it to be adequate with respect thereto.

       SECTION 11. Undisclosed Liabilities. To the best knowledge of management, the Company does not have any liabilities or obligations of any nature that would be required by GAAP to be reflected in the Financial Statements (subject, in the case of unaudited statements, to normal year-end audit adjustments), except: (a) such liabilities and obligations which are reflected in the Financial Statements, or (b) such liabilities or obligations which were incurred in the ordinary course of business for normal trade or business obligations and are not individually or in the aggregate in excess of $1,000 and are related to this Business Combination transaction.

       SECTION 12. Compliance with Laws. Except as individually or in the aggregate would not have a Material Adverse Effect, and to the best knowledge of management, the Company has complied in all respects with all laws of all Governmental Authorities (including all tariff and reporting requirements) with respect to its business operations.

       B. Representations, Warranties Covenants of Seller and IGP: IGP and Seller represent and warrant to the Company as of the date hereof and as of the Closing Date:

       SECTION 1. Enforceability of Agreement Against the Seller and IGP. IGP and Seller have all necessary power and authority to enter into this Agreement to which each is a party, to carry out the obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligations of the Seller and IGP enforceable against it in accordance with the respective terms.

       SECTION 2. Shares and Shareholders. Seller's shares have been validly issued and are free and clear of all liens, charges, demands or adverse claims or other restrictions on the exercise of any of the attributes of ownership. There are no contracts, arrangements, commitments or restrictions relating to the issuance, sale, transfer or purchase or obtaining of shares or other ownership interests in the Shares.

       SECTION 3. Incorporation, Authority and Qualification of IGP. IGP is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. IGP has all necessary corporate power and authority to carry on the business now being conducted by it. IGP is duly qualified to do business, and is in good standing, in each jurisdiction, if any, where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary. IGP is authorized to issue 75,000,000 common shares, par value $0.001 per share. The company has 10,558,000 common shares issued and outstanding. No other classes of stock are authorized or issued. There are no outstanding options, warrants, rights or otherwise, other than those disclosed in the financial statements.

       SECTION 4. No Conflict. The execution and delivery by Seller and IGP of this Agreement and each Related Document to which the each is a party have been obtained and all filings and notifications required by law, agreement or otherwise have been made, the performance by the Seller and IGP of this Agreement and each Related Document to which each is a party will not:

       (1) Violate or conflict with any term or provision of the articles or certificate of incorporation (or other charter documents) of IGP;

       (2) Conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to IGP or Seller;

       (3) Conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on any of the assets pursuant to, any assigned contract or any licenses;

       (4) Without limiting the generality of the foregoing, result in the termination, denial or impairment of any material contract, arrangement or benefit granted with respect to IGP or Seller's business, or require the payment of any fees, taxes or assessments, pursuant to any federal, state or local program relating to minority-owned businesses.

       SECTION 5. Consents, Approvals and Notifications. The execution and delivery by the Seller and IGP of this Agreement and each Related Document to which each is a party does not, and the performance by it of this Agreement and such Related Documents will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or any other Person.

       SECTION 6.   Financial Statements.

             6.1 IGP has furnished to the Company copies of (a) audited balance sheets of the Company and audited statements of income, changes in shareholders' equity and statements of cash flow for the periods ending December 31, 2001, together with the reports and notes thereon, independent certified public accountants (collectively, the "Audited Financial Statements", Exhibit "D").

             6.2 The Audited Financial Statements (a) have been prepared in conformity with GAAP applied on a consistent basis from year to year (except as noted otherwise therein); and are true and correct and present fairly in all material respects the financial condition of IGP and the results of operations and changes in cash flow of IGP for the periods to which each relates.

             6.3 To the knowledge of the Seller and IGP, the Interim Financial Statements, if prepared, (a) have been prepared in conformity with GAAP applied on a consistent basis from year to year (except as noted otherwise therein), subject to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes (which, if presented, would not differ materially from those included in the Audited Financial Statements), and are true and correct and present fairly in all material respects the financial condition of the Company and the results of operations and changes in cash flow of IGP for the periods to which each relates.

       SECTION 7. Litigation. There is no claim, action, investigation, asset defect or encumbrance, arbitration, proceeding, pending or, threatened against IGP or known to management, or against or relating to any of the assets or the Company's ability of it to perform its obligations hereunder, before any arbitrator, judge, court or governmental authority, except as set forth in the IGP financial statements, or Exhibits. IGP is not subject to any order, writ judgment, injunction, decree, determination or award of any arbitrator, judge, court or governmental authority.

       SECTION 8. Contracts and Intellectual Property. To the extent applicable, Exhibit "E" contains an accurate and complete list of all written and oral agreements, contracts and Intellectual Property on the date of this Agreement to which IGP is a possessor or party in connection with the business operations or by which any of its properties or assets relating to the operation are bound. There are no contracts in formation or which are capable of subsequent formation as a result of future satisfied conditions. IGP has made available to the Company true and complete copies of the contracts (including any amendments or modifications thereto). IGP owns all right, title, claim and interest in and to any license, patent, trademark, service mark, trade name or copyright held, owned or licensed by IGP and used or held for use in connection with the operation of its business.

       SECTION 9. Environmental Matters. IGP has not used any property, real or personal to generate, manufacture, refine, transport, treat, store, handle, or dispose of any hazardous substances except in accordance with all applicable federal and state environmental laws.

       SECTION 10. Taxes. With the exception of the 2001 Federal Income Tax Return. IGP has filed all federal income tax returns and all other federal, state, county, local or city tax returns which are required to be filed, including, but not limited to, income and employee withholding taxes, and it has paid or caused to be paid all taxes shown on said returns or on any tax assessment received by it to the extent that such taxes have become due, or has set aside on its books reserves (segregated to the extent required by sound accounting practice) reasonably deemed by it to be adequate with respect thereto.

       SECTION 11. Absence of Changes. Since the date of the Audited Financial Statements, IGP has operated its business in the ordinary course consistent with past practices and there has not been, except as disclosed in this Agreement or the Exhibits attached hereto:

       i.    any Material Adverse Effect;

       ii. any damage, destruction or loss (whether or not covered by insurance) affecting any tangible asset or property used or useful in the business operations, normal wear and tear excepted;

       iii. any payments, discharges or satisfactions by it of any liens, claims, charges or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due) relating to the business operations, other than in the ordinary course of the business and consistent with past practice;

       iv. any licenses, sales, transfers, pledges, mortgages or other dispositions of any tangible or intangible assets having a value over $1,000 (in the aggregate) used or held for use in connection with the operation of the business, other than in the ordinary course of business and consistent with past practice;

       v. any write-offs as uncollectible of any accounts receivable or notes receivable of the operations, or any portion thereof, not provided for in the allowance for uncollectible accounts in the Interim Financial Statements;

       vi. any cancellations of any material debts or claims of, or any amendments, terminations or waivers of any rights of material value to, the business operations;

       vii. any general uniform increase in or change in the method of computing the compensation of employees of it who perform services for the benefit of the business operations;

       viii. any material changes in the manner in which IGP extends discount or credits to customers or otherwise deals with customers of its business;

       ix. any material changes in the accounting methods or practices followed by IGP and or any changes in depreciation or amortization policies or rates theretofore adopted;

       x. any capital commitments by IGP and for additions to property, plant or equipment of the business operations;

       xi. any agreements or commitments to merge or consolidate with or otherwise acquire any other corporation, association, firm or other business organization or division thereof;

       xii. any declarations of dividend, payment of any dividend, issuance of any securities, purchase or redemption of any securities, commitments or authorizations for any changes to its Articles of Incorporation or amendments to any by-laws, conversions of any options, warrants or otherwise into common shares, and except as disclosed in paragraph B.1. relating to the total shares issued and outstanding which resulted from a corporate reorganization;

       xiii. any other material transaction relating to IGP other than in the ordinary course of the business and consistent with past practice; or

       xiv. any agreements or understandings, whether in writing or otherwise, for IGP to take any of the actions specified in items i. through
xii. above.

       SECTION 12. Undisclosed Liabilities. IGP does not have any liabilities or obligations of any nature that would be required by GAAP to be reflected in the Financial Statements (subject, in the case of unaudited statements, to normal year-end audit adjustments), except: (a) such liabilities and obligations which are reflected in the Financial Statements, or
(b) such liabilities or obligations which were incurred in the ordinary course of business for normal trade or business obligations and are not individually or in the aggregate in excess of $1,000.

       SECTION 13. Compliance with Laws. Except as individually or in the aggregate would not have a Material Adverse Effect, IGP has complied in all respects with all laws of all Governmental Authorities (including all tariff and reporting requirements) with respect to its business operations.

       SECTION 14. Consents, Approvals and Notifications. The execution and delivery by IGP and Seller of this Agreement to which each is a party does not, and the performance by each of this Agreement will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or any other Person.

C.     Miscellaneous Provisions.

       SECTION 1.   Conditions to Closing

              1.1 Conditions to Obligations of the Company. The obligations of the Company to consummate the sale of the shares will be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any one of which may be waived by the Seller without waiver of any other rights or remedies which Seller may have under this Agreement:

                    i. The Company's Closing Documents. At the Closing, Seller and IGP will have executed and/or delivered the following Related Documents to which they are parties or for which each is responsible: (1) this Agreement, and (2) the Company exchange share certificates delivered Seller,
(3) board of director action authorizing the performance of this Agreement.

             1.2 Conditions to Obligations of IGP. The obligations of the Company to consummate the purchase of the shares contemplated by this Agreement will be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any one of which may be waived by the Company without waiver of any other rights or remedies which the Company may have under this Agreement.

                    i.  IGP's Closing Documents.   At the Closing, the Company
will have executed and/or delivered the following Related Documents to which they are parties or for which each is responsible: (1) this Agreement, (2) delivery of the Company shares to the IGP shareholders.


             1.3 Conditions to Obligations of Seller. The obligations of Seller to consummate the purchase of the shares contemplated by this Agreement will be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any one of which may be waived by the Company without waiver of any other rights or remedies which the Company may have under this Agreement.

                    i. The Seller's Closing Documents. At the Closing, the Company will have executed and/or delivered the following Related Documents to which they are parties or for which each is responsible: (1) this Agreement and (2) delivered the IGP shares to the Seller.

       SECTION 2. Indemnification

             2.1 Survival and Waiver. All representations and warranties and covenants and agreements contained herein will survive the execution of hereof and the Closing Date. Any investigations by or on behalf of any party will not constitute a waiver as to enforcement of any representation, warranty or covenant contained in this Agreement. No notice or information delivered by one party will affect the other party's right to rely on any representation or warranty made by the party delivering the notice or information or relieve that party of any obligations under this Agreement as the result of a breach of any of its representations and warranties.

       SECTION 3. Dispute Resolution. The Company, Seller and IGP desire to resolve disputes arising out of this Agreement without litigation.
Accordingly, except for action seeking a temporary restraining order injunction related to the purposes of this Agreement, or suit to compel compliance with this dispute resolution process, the Company and Seller agree to use the dispute resolution procedures set forth below in Sections 3.1 through 3.5 as their sole remedy with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

             At the written request of either the Company, Seller, and IGP, the parties will each appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The parties intend that these negotiations be conducted by non-lawyer, business representatives. The location, format, frequency, duration and conclusion of these discussions will be left to the discretion of the representatives. Discussion and correspondence among the representatives for purposes of these negotiations will be treated as confidential information developed for purposes of settlement, exempt from discovery and production, which will not be admissible in the arbitration described below. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit.

             3.1 Mediation. If the negotiations set forth above do not resolve the dispute within sixty (60) days of the initial written request, the parties agree to work in good faith to settle the dispute by mediation under the commercial mediation rules of the American Arbitration Association. The parties will attempt to agree on a mediator. If they are unable to do so, the mediation will be referred to the Las Vegas office of the American Arbitration Association for mediation which will appoint a qualified mediator to serve.
The mediation will take place in Las Vegas, Nevada. Unless the parties agree otherwise, the first mediation session will take place no later than ninety
(90) days after the initial written request to negotiate. The mediation will continue until the dispute is resolved or until such time as the mediator makes a good faith determination that the likelihood of resolution is sufficiently remote that continuation of the mediation is not warranted.

             3.2  Arbitration.  If a determination is made pursuant to Section
3.1 that continuation of the mediation process is not warranted, the dispute will be submitted to binding arbitration by a panel of three arbitrators pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Either the Company, Seller or IGP may demand such arbitration in accordance with the procedures set out in those rules. Each party will have the right to take the deposition of one individual, and any expert witness designated by the other party. Each party will also have the right to request production of relevant documents, the scope and enforcement of which will be governed by the arbitrator. Additional discovery may be only by order of the arbitrator, and only upon a showing of substantial need. The arbitrator will be authorized to issue subpoenas for the purpose of requiring attendance of witnesses at depositions. The arbitration hearing will be commenced within sixty (60) days of the determination that mediation is not going to be successful. The arbitration will be held in Las Vegas, Nevada or such other location as mutually agreed upon by the parties. The arbitrator will control the scheduling so as to process the matter expeditiously. The parties may submit written briefs. The arbitrator will rule on the dispute by issuing a written opinion within thirty (30) days after the close of hearings. The times specified in this section may be extended upon mutual agreement of the parties or by the arbitrator upon a showing of good cause. The award rendered by arbitration will be final, binding and nonappealable judgment and the award may be entered in any court of competent jurisdiction in the United States. Punitive damages will not be awarded by the arbitrator.

             3.3 Confidentiality. The Company, Seller and IGP agree that all communications and negotiations between the parties during the dispute resolution process, any settlements agreed upon during the dispute resolution process and any information regarding the other party obtained during the dispute resolution process (that are not already public knowledge) are confidential and may be disclosed only to employees and agents of the Company, Seller and IGP who will have a "need to know" the information and who will have been made aware of the confidentiality obligations set forth in this Section, unless the party is required by law to disclose such information.

             3.4 Fees and Expenses. The Company, Seller and IGP will equally split the fees of the mediator and the arbitrator. Any party found by the arbitrator to have breached this Agreement will pay all other costs and expenses, including reasonable attorneys' fees and expenses, of the other party incurred in connection with the dispute resolution process. If the arbitrator does not find that any party has breached this Agreement, then each party will bear its own costs and expenses, including attorneys' fees and expenses.

       SECTION 4.  General Provisions

             4.1 Headings and Interpretation. The headings used in this Agreement are for reference purposes only and will not affect the meaning or interpretation of any term or provision of this Agreement.

             4.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

             4.3 Entire Agreement. This Agreement represents the entire understanding of the parties with reference to the matters set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications and prior agreements among the parties relating to the subject matter herein.

             4.4 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto.

             4.5    Independent Legal Representation.   The parties acknowledge
that they have had the opportunity and adequate time to consult with their respective independent legal, corporate, financial and tax advisors concerning this agreement. Exhibit "Z".

             4.6 Applicable Law. This Agreement will be governed by the substantive laws of the State of Nevada, without regard to its conflict of laws provisions.

             4.7 Counterparts and Facsimile Transmission Copies of Originals. This Agreement may be executed in several original or facsimile copy counterparts and all so executed and transmitted will constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart. Facsimile transmitted signatures will be deemed valid as though they were originals and the parties may perform any and all obligations and duties in reliance on the facsimile copies.

             4.8 No Third-Party Beneficiaries. Except as expressly provided herein, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied will give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

             4.9 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any party.


             4.10   Further   Assurances,  Additional  Documents,  Etc.     The
parties will cooperate with each other to accommodate the intent of this agreement.

             IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representatives to execute, this Business Combination Agreement as of the date first written above.

BENCHMARK TECHNOLOGY CORPORTATION     INTERNATIONAL GLASS PROTECTION, INC.



/s/John Dean Harper                 /s/ John Dean Harper
--------------------                ---------------------
By: John Dean Harper                By: John Dean Harper
Title: President                    Title: President

/s/John Dean Harper                 /s/ John Dean Harper
--------------------                ---------------------
By: John Dean Harper                By: John Dean Harper
Title: Secretary                    Title: Secretary

IGP SHAREHOLDERS/SELLERS:

                                    Company Shares to be Issued
THUNDERBOS LIMITED                  In Exchange for IGP shares:
------------------                  ---------------------------

/s/ Alexander Gilliland
-------------------------
By: Alexander Gilliland
Title: Managing Director
IGP Shareholder
9,341,575 shares                         9,732,652

/s/ John Dean Harper
--------------------
John D. Harper
IGP Shareholder
307,515 shares                             320,388

/s/
----------------
Jason Crane [*]
IGP Shareholder
301,000 shares                             313,601

GLOBAL GLASS GUARD, INC.
/s/
----------------
By: Jason Crane [*]
Title: President
IGP Shareholder
146,000 shares                             152,112

DAVOTTI PTY. LTD.

/s/
-----------------
By: Steve Miotti [*]
Title: President
IGP Shareholder
370,610 shares                             386,125

D C SERVICES

/s/
-----------------
By: Jason Crane [*]
Title: Manager
IGP Shareholder
91,300 shares                               95,122

[Note: Jason Crane and Steve Miotti have not signed this agreement as of the date of this filing.]

Exhibit "A"


                               Restrictive Legend

"THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("1933 ACT"), AS AMENDED, OR UNDER THE SECURITIES ACT OF NEVADA, OR UNDER ANY OTHER STATE OR FOREIGN GOVERNMENT SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE 1933 ACT, THE SECURITIES ACT OF NEVADA, AND ANY OTHER APPLICABLE STATE SECURITIES LAWS UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT, THE SECURITIES ACT OF NEVADA, OR ANY OTHER STATE OR FOREIGN GOVERNMENT SECURITIES LAWS."